Exhibit 99.1

KINDRED HEALTHCARE PRICES EQUITY OFFERING

LOUISVILLE, Ky. (June 19, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has priced the underwritten public offering (the “Offering”) for an aggregate of 9,000,000 shares of Kindred common stock at a public offering price of $23.75 per share. The Company granted the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of Kindred common stock. Citigroup and Morgan Stanley & Co. LLC are acting as the joint book-running managers and PNC Capital Markets LLC and Wells Fargo Securities, LLC are acting as the co-managers for the Offering.

Kindred intends to use the net proceeds from the Offering to finance potential acquisitions or for general corporate purposes, including paying down the Company’s existing indebtedness.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the common stock or any other security of Kindred, nor shall there be any sale of the common stock or any other security of Kindred in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Offering is being made pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and the accompanying prospectus related to the Offering have been filed with the SEC and are available on the SEC website. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by phone at 800-831-9146 or by email at BATProspectusdept@citi.com, and Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to complete the Offering, the Company’s anticipated use of proceeds from the Offering, the Company’s proposed acquisition, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release that are not historical facts are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s filings with the SEC.

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300      www.kindredhealthcare.com

Kindred Healthcare Prices Equity Offering

June 19, 2014

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 63,000 employees in 47 states. At March 31, 2014, Kindred through its subsidiaries provided healthcare services in 2,313 locations, including 100 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 157 Kindred at Home hospice, home health and non-medical home care locations, 105 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,825 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve.

Contacts

Media Susan Moss Senior Vice President, Marketing and Communications Kindred Healthcare, Inc. 502-596-7296 or	Investors and Analysts Hank Robinson Senior Vice President, Tax and Treasurer Kindred Healthcare, Inc. 502-596-7732
Andy Brimmer / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

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